FOR IMMEDIATE RELEASE

MEDIA CONTACT:	Nikki Klemmer, 615-743-6132
FINANCIAL CONTACT:	Harold Carpenter, 615-744-3742
WEBSITE:	www.pnfp.com

PNFP REPORTS DILUTED EARNINGS PER SHARE OF $0.78 FOR 4Q 2016
Excluding merger-related charges, diluted EPS was $0.83 for 4Q 2016

NASHVILLE, TN, January 17, 2017 – Pinnacle Financial Partners, Inc. (Nasdaq/NGS: PNFP) reported net income per diluted common share of $0.78 for the quarter ended Dec. 31, 2016, compared to net income per diluted common share of $0.65 for the quarter ended Dec. 31, 2015, an increase of 20.0 percent. Net income per diluted common share was $2.91 for the year ended Dec. 31, 2016, compared to net income per diluted common share of $2.52 for the year ended Dec. 31, 2015, an increase of 15.5 percent.
Excluding pre-tax merger-related charges of $3.3 million and $11.7 million for the three months and year ended Dec. 31, 2016, respectively, net income per diluted common share was $0.83 and $3.07, respectively. Net income per diluted common share was $0.69 and $2.61 for the three months and year ended Dec. 31, 2015, excluding pre-tax merger-related charges of $2.5 million and $4.8 million, respectively. As a result, net income per diluted common share excluding merger-related charges increased 20.3 percent and 17.6 percent, respectively, over the same periods ending Dec. 31, 2015.
Pinnacle completed the acquisition of Avenue Financial Holdings, Inc. (Avenue) on July 1, 2016. The financial statements accompanying this press release and the financial condition and results of operations described herein reflect the impact of the Avenue acquisition beginning on July 1, 2016 and are subject to future refinements in the firm's purchase accounting adjustments.
"2016 was a very eventful year," said M. Terry Turner, Pinnacle's president and chief executive officer. "In the first quarter of 2016, we announced the Avenue Bank acquisition in Nashville, followed by the technology conversion of the former CapitalMark Bank & Trust in Chattanooga and the Avenue technology conversion later in the year. We also acquired an additional 19 percent interest in Bankers Healthcare Group, LLC (BHG) early in 2016, increasing our ownership in BHG to 49 percent. These transactions occurred after a very busy year of acquisitions in 2015. Our effective acquisition and integration capabilities in concert with our continued ability to produce rapid organic growth are evident throughout the financial results. Excluding merger-related charges, we are reporting year-over-year earnings per share growth of 20.3 percent for the fourth quarter of 2016. Looking forward, we are optimistic about 2017, believing that our current momentum in the very strong urban markets of Tennessee puts us in a position to continue the outsized growth in revenue and earnings per share."

GROWING THE CORE EARNINGS CAPACITY OF THE FIRM:
•	Revenues for the quarter ended Dec. 31, 2016 were a record $120.2 million, an increase of $1.8 million from the third quarter of 2016. Revenues increased 22.5 percent over the same quarter last year.
•
Loans at Dec. 31, 2016 were a record $8.450 billion, an increase of $208.9 million from Sept. 30, 2016 and $1.907 billion from Dec. 31, 2015, reflecting year-over-year growth of 29.1 percent. Annualized linked-quarter loan growth approximated 10.1 percent when comparing balances as of Dec. 31, 2016 to balances as of Sept. 30, 2016.

•
Average deposit balances for the quarter ended Dec. 31, 2016 were a record $8.791 billion, an increase of $336.8 million from Sept. 30, 2016 and $2.004 billion from Dec. 31, 2015, reflecting year-over-year growth of 29.5 percent.

"We continue to believe that outsized organic growth through hiring the best bankers in our markets is the cornerstone of our firm," Turner said. "Our loan and deposit growth rates for 2016 were very strong at 14.6 percent and 11.8 percent, respectively, exclusive of the $952 million in loans and the $967 million in deposits we acquired as a result of the Avenue merger. We are also pleased with the continued organic loan growth in our newly acquired markets, as Chattanooga's loans increased by 13.0 percent during 2016, and Memphis' loans were up 26.6 percent in 2016 excluding a $156.5 million loan purchase in the Memphis market in 2016.
"Relative to hiring the best bankers in our markets, during 2016 we also increased our associate base by 121 FTE's including 81 revenue producers, of which 30 were attributable to the Avenue acquisition. These new associates provide capacity for continued rapid growth in the years to come."

FOCUSING ON PROFITABILITY:
•
Return on average assets was 1.30 percent for the fourth quarter of 2016, compared to 1.18 percent for the third quarter of 2016 and 1.24 percent for the same quarter last year. Return on average assets was 1.27 percent for 2016, compared to 1.34 percent for 2015.

o
Excluding merger-related charges in each respective period, return on average assets was 1.37 percent for the fourth quarter of 2016, compared to 1.31 percent for both the third quarter of 2016 and the fourth quarter of 2015. Excluding merger-related charges, return on average assets was 1.34 percent for 2016, compared to 1.38 percent for 2015.

•
Fourth quarter 2016 return on average common equity amounted to 9.61 percent, compared to 8.93 percent for the third quarter of 2016 and 9.24 percent for the same quarter last year. Fourth quarter 2016 return on average tangible common equity amounted to 15.49 percent, compared to 14.47 percent for the third quarter of 2016 and 14.97 percent for the same quarter last year. Return on average tangible common equity was 15.26 percent for 2016, compared to 15.07 percent for 2015.

o
Excluding merger-related charges in each respective period, return on average tangible common equity amounted to 16.34 percent for the fourth quarter of 2016, compared to 16.01 percent for the third quarter of 2016 and 15.81 percent for the fourth quarter of 2015. Excluding merger-related charges, return on average tangible common equity was 16.11 percent for 2016, compared to 15.53 percent for 2015.

"We continue to operate our firm at a high level of profitability," said Harold R. Carpenter, Pinnacle's chief financial officer. "Even with significant investments in Avenue and BHG and in new revenue producing associates in 2016, our return on average assets and return on average tangible common equity after excluding merger-related charges remain very high versus peers. While we believe the profitability metrics are very important, the consistent growth of the core earnings capacity of our firm through attracting the best revenue producers in our markets will remain our primary focus."

OTHER HIGHLIGHTS:
•	Revenue growth
o
Revenue per fully-diluted share was $10.20 for 2016, compared to $8.51 in 2015, reflecting growth of 19.9 percent year-over-year. Revenue per fully-diluted share was $2.61 for the quarter ended Dec. 31, 2016, compared to $2.58 for the third quarter of 2016 and $2.39 for the fourth quarter of 2015.

o	Net interest income for the quarter ended Dec. 31, 2016 increased to $89.4 million, compared to $86.6 million for the third quarter of 2016 and $71.5 million for the fourth quarter of 2015.
▪	The firm's net interest margin was 3.72 percent for the quarter ended Dec. 31, 2016, compared to 3.60 percent last quarter and 3.73 percent for the quarter ended Dec. 31, 2015.

o	Noninterest income for the quarter ended Dec. 31, 2016 was $30.7 million, compared to $31.7 million for the third quarter of 2016 and $26.6 million for the fourth quarter of 2015.
▪
Net gains from the sale of mortgage loans were $2.9 million for the quarter ended Dec. 31, 2016, compared to $5.1 million for the third quarter of 2016 and $2.2 million for the quarter ended Dec. 31, 2015.

-
The year-over-year growth rate was attributable to both an increase in the number of mortgage originators as well as the positive impact of the low interest rate environment on mortgage production and the pipeline hedge. New home mortgage originations accounted for 57.0 percent of the firm's net gain on mortgage loan sale volumes in the fourth quarter of 2016.

-	The linked-quarter decrease in net gains on mortgage loans sold was primarily attributable to seasonal fluctuations in business flows as well as an increased rate environment.
▪
Wealth management revenues, which include investment, trust and insurance services, were $6.2 million for the quarter ended Dec. 31, 2016, compared to $5.3 million for the third quarter of 2016 and $5.4 million for the quarter ended Dec. 31, 2015, resulting in a year-over-year growth rate of 16.0 percent.

▪
Income from the firm's investment in BHG was $8.1 million for the quarter ended Dec. 31, 2016, compared to $8.5 million for the quarter ended Sept. 30, 2016 and $7.8 million for the fourth quarter last year. For the year ended Dec. 31, 2016, income from the firm's investment in BHG was 52.5 percent more than the amount reported for the year ended Dec. 31, 2015.

"Our revenue producers grow their client base by ensuring they meet all of the financial service needs of their clients across our full set of commercial and wealth management products," Carpenter said. "We believe that focusing on revenue growth as the primary lever, as opposed to expense cutting, is the better approach to producing consistent and rapid earnings growth. Focusing on revenue growth along with our disciplined approach to acquisitions and investments, has led to meaningful growth in revenue per share this year."
"Our core margin increased from 3.39 percent during the third quarter of 2016 to 3.40 percent in the fourth quarter of 2016," Carpenter said. "During the fourth quarter of 2016, discount accretion for fair value adjustments required by purchase accounting contributed approximately 0.32 percent to our net interest margin. We anticipate that purchase accounting will contribute between 0.15 percent to 0.25 percent to our net interest margin in the first quarter of 2017."

•	Noninterest expense
o	Noninterest expense for the quarter ended Dec. 31, 2016 was $62.8 million, compared to $63.5 million in the third quarter of 2016 and $52.2 million in the fourth quarter last year.
▪
Salaries and employee benefits were $38.0 million in the fourth quarter of 2016, compared to $36.1 million in the third quarter of 2016 and $30.9 million in the fourth quarter of last year, reflecting a year-over-year increase of 23.0 percent primarily due to the impact of the Avenue merger, as well as continued increases in recruiting in our primary markets.

-
Costs associated with the firm's annual cash incentive plan amounted to $4.9 million in the fourth quarter of 2016, compared to $3.9 million in the fourth quarter of 2015 and $2.8 million in the third quarter of 2016.

▪
Pre-tax merger-related charges were approximately $3.3 million during the quarter ended Dec. 31, 2016, compared to $2.5 million for the quarter ended Dec. 31, 2015. Pre-tax merger related charges during the fourth quarter included increased costs associated with the integration of Avenue into Pinnacle.

▪
The efficiency ratio for the fourth quarter of 2016 decreased to 52.2 percent from 53.7 percent in the third quarter of 2016, and the ratio of noninterest expenses to average assets decreased to 2.26 percent from 2.32 percent in the third quarter of 2016.

-
Excluding merger-related charges and other real estate owned (ORE) expense, the efficiency ratio increased from 48.9 percent for the third quarter of 2016 to 49.6 percent for the fourth quarter of 2016, and the ratio of noninterest expense to average assets increased from 2.11 percent to 2.14 percent between the third and fourth quarters of 2016.

  "We are pleased to report that excluding merger-related charges, our core efficiency ratio remained below the 50 percent threshold for the fourth quarter of 2016," Carpenter said. "Our belief has been that investors will reward those franchises that can demonstrate an ability to operate a rapidly growing franchise profitably and efficiently. Given the operating leverage that has been created by both our rapid organic growth and our effective investments,acquisitions and integrations, we believe we will be able to maintain our expense base within our stated long-term goals for noninterest expenses to average assets within a range of 2.10 percent and 2.30 percent excluding merger-related charges in 2017."

•	Asset quality
o
Nonperforming assets decreased to 0.40 percent of total loans and ORE at Dec. 31, 2016, compared to 0.41 percent at Sept. 30, 2016 and 0.55 percent at Dec. 31, 2015. Nonperforming assets decreased to $33.7 million at Dec. 31, 2016, compared to $34.1 million at Sept. 30, 2016 and $36.3 million at Dec. 31, 2015.

o
The allowance for loan losses represented 0.70 percent of total loans at Dec. 31, 2016, compared to 0.73 percent at Sept. 30, 2016 and 1.00 percent at Dec. 31, 2015. The impact of the application of purchase accounting to Avenue's loan balances, which were recorded at fair value upon acquisition, resulted in a year-over-year reduction to the firm's ratio of allowance for loan losses to total loans of approximately 0.08 percent as of Dec. 31, 2016.

▪	The ratio of the allowance for loan losses to nonperforming loans was 213.9 percent at Dec. 31, 2016, compared to 211.5 percent at Sept. 30, 2016 and 222.9 percent at Dec. 31, 2015.
▪
Net charge-offs were $4.3 million for the quarter ended Dec. 31, 2016, compared to $7.3 million for the third quarter of 2016 and $3.8 million for the quarter ended Dec. 31, 2015. Annualized net charge-offs as a percentage of average loans for the quarter ended Dec. 31, 2016 were 0.21 percent, compared to 0.35 percent for the third quarter of 2016 and 0.23 percent for the fourth quarter of 2015.

▪	Provision for loan losses decreased to $3.0 million in the fourth quarter of 2016, from $6.1 million in the third quarter of 2016 and $5.5 million in the fourth quarter of 2015.

"Overall, asset quality during the fourth quarter was strong," Carpenter said. "During the fourth quarter, we continued to reduce our investment in non-prime consumer auto loans. Net charge-offs from the non-prime consumer auto portfolio were $3.7 million during the fourth quarter of 2016, compared to $3.6 million of net charge-offs in the third quarter of 2016. We have reduced portfolio balances in this non-prime portfolio from $66.9 million at Dec. 31, 2015 to $30.0 million at Dec. 31, 2016 and anticipate continued reductions in this portfolio over the next several quarters."

BOARD OF DIRECTORS DECLARES DIVIDEND
On Jan. 17, 2017, Pinnacle's Board of Directors approved a quarterly cash dividend of $0.14 per common share to be paid on Feb. 24, 2017 to common shareholders of record as of the close of business on Feb. 3, 2017. The amount and timing of any future dividend payments to common shareholders will be subject to the discretion of Pinnacle's Board of Directors.

WEBCAST AND CONFERENCE CALL INFORMATION

Pinnacle will host a webcast and conference call at 8:30 a.m. (CST) on Jan. 18, 2017 to discuss fourth quarter 2016 results and other matters. To access the call for audio only, please call 1-877-602-7944. For the presentation and streaming audio, please access the webcast on the investor relations page of Pinnacle's website at www.pnfp.com.
For those unable to participate in the webcast, it will be archived on the investor relations page of Pinnacle's website at www.pnfp.com for 90 days following the presentation.
Pinnacle Financial Partners provides a full range of banking, investment, trust, mortgage and insurance products and services designed for businesses and their owners and individuals interested in a comprehensive relationship with their financial institution. The American Banker recognized Pinnacle as the sixth best bank to work for in the country in 2016.
The firm began operations in a single downtown Nashville location in October 2000 and has since grown to approximately $11.2 billion in assets at Dec. 31, 2016. As the second-largest bank holding company headquartered in Tennessee, Pinnacle operates in the state's four largest markets, Nashville, Memphis, Knoxville and Chattanooga, as well as several surrounding counties.
Additional information concerning Pinnacle, which is included in the NASDAQ Financial-100 Index, can be accessed at www.pnfp.com.
###

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including those identified by the words "may," "will," "should," "could," "anticipate," "believe," "continue," "estimate," "expect," "forecast," "intend," "plan," "potential," or "project" and similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors that could cause the actual results to differ materially from the statements, including, but not limited to:

•	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;
•	continuation of the historically low short-term interest rate environment;
•	the inability of Pinnacle Financial, or entities in which it has significant investments, like BHG, to maintain the historical growth rate of its, or such entities', loan portfolio;
•	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;
•	effectiveness of Pinnacle Financial's asset management activities in improving, resolving or liquidating lower-quality assets;
•	increased competition with other financial institutions;
•
greater than anticipated adverse conditions in the national or local economies including the Nashville-Davidson-Murfreesboro-Franklin MSA, the Knoxville MSA, the Chattanooga, TN-GA MSA and the Memphis, TN-MS-AR MSA,  particularly in commercial and residential real estate markets;

•	rapid fluctuations or unanticipated changes in interest rates on loans or deposits;
•	the results of regulatory examinations;
•	the ability to retain large, uninsured deposits;
•	a merger or acquisition;
•	risks of expansion into new geographic or product markets;
•	any matter that would cause Pinnacle Financial to conclude that there was impairment of any asset, including intangible assets;
•
reduced ability to attract additional financial advisors (or failure of such advisors to cause their clients to switch to Pinnacle Bank), to retain financial advisors or otherwise to attract customers from other financial institutions;

•	further deterioration in the valuation of other real estate owned and increased expenses associated therewith;
•	inability to comply with regulatory capital requirements, including those resulting from changes to capital calculation methodologies and required capital maintenance levels;
•	risks associated with litigation, including the applicability of insurance coverage;
•	the risk that the cost savings and any revenue synergies from our recent mergers may not be realized or take longer than anticipated to be realized;
•	disruption from the Avenue merger with customers, suppliers or employee relationships;
•	the risk of successful integration of the businesses we have recently acquired with ours;
•	the amount of the costs, fees, expenses and charges related to the Avenue merger;
•	the risk of adverse reaction of Pinnacle Bank's and Avenue's customers to the Avenue merger;
•	the risk that the integration of the operations of the companies we have recently acquired with Pinnacle Bank's will be materially delayed or will be more costly or difficult than expected;
•	approval of the declaration of any dividend by Pinnacle Financial's board of directors;
•
the vulnerability of Pinnacle Bank's network and online banking portals to unauthorized access, computer viruses, phishing schemes, spam attacks, human error, natural disasters, power loss and other security breaches;

•
the possibility of increased compliance costs as a result of increased regulatory oversight, including oversight of companies in which Pinnacle Financial or Pinnacle Bank have significant investments, like BHG, and the development of additional banking products for Pinnacle Bank's corporate and consumer clients;

•
the risks associated with Pinnacle Financial and Pinnacle Bank being a minority investor in BHG, including the risk that the owners of a majority of the equity interests in BHG decide to sell the company if not prohibited from doing so by the terms of our agreement with them;

•	the possibility that the incremental cost and/or decreased revenues associated with exceeding $10 billion in assets will exceed current estimates; and
•	changes in state and federal legislation, regulations or policies applicable to banks and other financial service providers, like BHG, including regulatory or legislative developments.

Additional factors which could affect the forward looking statements can be found in Pinnacle Financial's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, filed with or furnished to the SEC and available on the SEC's website at http://www.sec.gov. Pinnacle Financial disclaims any obligation to update or revise any forward-looking statements contained in this release which speak only as of the date hereof, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Matters

This release contains certain non-GAAP financial measures, including, without limitation, net income, earnings per diluted share, efficiency ratio, core net interest margin, noninterest expense and the ratio of noninterest expense to average assets and noninterest expense to the sum of net interest income and noninterest income, in each case excluding the impact of expenses related to other real estate owned, gains or losses on sale of investments, FHLB prepayments and other matters for the accounting periods presented. This release also includes non-GAAP financial measures which exclude expenses associated with Pinnacle Bank's mergers with CapitalMark Bank & Trust, Magna Bank and Avenue as well as Pinnacle Financial's and its bank subsidiary's investments in BHG.  This release may also contain certain other non-GAAP capital ratios and performance measures. These non-GAAP financial measures exclude the impact of goodwill and core deposit intangibles associated with Pinnacle Financial's acquisition of Avenue, which Pinnacle Financial acquired on July 1, 2016, Magna Bank which Pinnacle Bank acquired on September 1, 2015, CapitalMark Bank & Trust which Pinnacle Bank acquired on July 31, 2015, Mid-America Bancshares, Inc. which Pinnacle Financial acquired on November 30, 2007, Cavalry Bancorp, Inc., which Pinnacle Financial acquired on March 15, 2006 and other acquisitions which collectively are less material to the non-GAAP measure. The presentation of the non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Because non-GAAP financial measures presented in this release are not measurements determined in accordance with GAAP and are susceptible to varying calculations, these non-GAAP financial measures, as presented, may not be comparable to other similarly titled measures presented by other companies. Pinnacle Financial believes that these non-GAAP financial measures facilitate making period-to-period comparisons and are meaningful indications of its operating performance. In addition, because intangible assets such as goodwill and the core deposit intangible, and the other items excluded each vary extensively from company to company, Pinnacle Financial believes that the presentation of this information allows investors to more easily compare Pinnacle Financial's results to the results of other companies. Pinnacle Financial's management utilizes this non-GAAP financial information to compare Pinnacle Financial's operating performance for 2016 versus the comparable periods in 2015 and to internally prepared projections.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS – UNAUDITED

	December 31, 2016	September 30, 2016	December 31, 2015
ASSETS
Cash and noninterest-bearing due from banks	$84,732,291	$81,750,005	$75,078,807
Interest-bearing due from banks	97,529,713	165,262,687	219,202,464
Federal funds sold and other	1,882,036	9,964,345	26,670,062
Cash and cash equivalents	184,144,040	256,977,037	320,951,333

Securities available-for-sale, at fair value	1,298,047,437	1,223,751,538	935,064,745
Securities held-to-maturity (fair value of $25,233,254, $27,025,050, and $31,585,303
December 31, 2016, September 30, 2016 and December 31, 2015, respectively)	25,251,316	26,605,251	31,376,840
Residential mortgage loans held-for-sale	47,710,120	55,986,356	47,930,253
Commercial loans held-for-sale	22,587,971	15,531,588	-

Loans	8,449,924,736	8,241,020,478	6,543,235,381
Less allowance for loan losses	(58,980,475)	(60,248,505)	(65,432,354)
Loans, net	8,390,944,261	8,180,771,973	6,477,803,027

Premises and equipment, net	88,904,145	84,916,306	77,923,607
Equity method investment	205,359,844	199,429,034	88,880,014
Accrued interest receivables	28,234,826	25,945,676	21,574,096
Goodwill	551,593,796	550,579,616	432,232,255
Core deposit and other intangible assets	15,104,038	16,240,711	10,540,497
Other real estate owned	6,089,804	5,589,046	5,083,218
Other assets	330,651,001	336,065,529	265,183,799
Total assets	$11,194,622,599	$10,978,389,661	$8,714,543,684

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$2,399,191,152	$2,369,224,840	$1,889,865,113
Interest-bearing	1,808,331,784	1,575,359,467	1,389,548,175
Savings and money market accounts	3,714,930,351	3,834,770,407	3,001,950,725
Time	836,853,761	890,791,297	690,049,795
Total deposits	8,759,307,048	8,670,146,011	6,971,413,808
Securities sold under agreements to repurchase	85,706,558	84,316,918	79,084,298
Federal Home Loan Bank advances	406,304,187	382,338,103	300,305,226
Subordinated debt and other borrowings	350,768,050	262,506,956	141,605,504
Accrued interest payable	5,573,377	3,009,165	2,593,209
Other liabilities	90,267,267	100,428,538	63,930,339
Total liabilities	9,697,926,487	9,502,745,691	7,558,932,384

Stockholders' equity:
Preferred stock, no par value; 10,000,000 shares authorized;
no shares issued and outstanding	-	-	-
Common stock, par value $1.00; 90,000,000 shares authorized;
46,359,377 shares, 46,159,832 shares, and 40,906,064 shares, issued and outstanding at December 31, 2016, September 30, 2016,
and December 31, 2015, respectively	46,359,377	46,159,832	40,906,064
Additional paid-in capital	1,083,490,728	1,074,112,218	839,617,050
Retained earnings	381,072,505	351,484,480	278,573,408
Accumulated other comprehensive (loss) income, net of taxes	(14,226,498)	3,887,440	(3,485,222)
Stockholders' equity	1,496,696,112	1,475,643,970	1,155,611,300
Total liabilities and stockholders' equity	$11,194,622,599	$10,978,389,661	$8,714,543,684

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME – UNAUDITED

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Interest income:
Loans, including fees	$94,197,055	$71,601,444	$335,734,531	$232,847,334
Securities
Taxable	5,128,240	4,201,602	19,178,997	15,060,392
Tax-exempt	1,532,728	1,482,703	6,014,037	5,783,443
Federal funds sold and other	635,119	510,776	2,681,363	1,478,711
Total interest income	101,493,142	77,796,525	363,608,928	255,169,880

Interest expense:
Deposits	7,302,654	4,599,159	23,917,318	13,209,425
Securities sold under agreements to repurchase	46,453	38,622	185,305	138,347
Federal Home Loan Bank advances and other borrowings	4,730,661	1,683,994	14,512,024	5,189,193
Total interest expense	12,079,768	6,321,775	38,614,647	18,536,965
Net interest income	89,413,374	71,474,750	324,994,281	236,632,915
Provision for loan losses	3,046,204	5,459,353	18,328,058	9,188,497
Net interest income after provision for loan losses	86,367,170	66,015,397	306,666,223	227,444,418

Noninterest income:
Service charges on deposit accounts	3,849,534	3,499,480	14,500,679	12,745,742
Investment services	3,319,952	2,786,839	10,757,348	9,971,313
Insurance sales commissions	1,177,710	1,102,747	5,309,494	4,824,007
Gains on mortgage loans sold, net	2,868,783	2,180,864	15,754,473	7,668,960
Investment gains on sales, net	395,186	(9,954)	395,186	552,063
Trust fees	1,732,691	1,481,818	6,328,021	5,461,257
Income from equity method investment	8,136,190	7,839,028	31,402,923	20,591,484
Other noninterest income	9,262,461	7,726,952	36,554,938	24,715,442
Total noninterest income	30,742,507	26,607,774	121,003,062	86,530,268

Noninterest expense:
Salaries and employee benefits	37,994,096	30,877,853	140,818,772	105,928,914
Equipment and occupancy	9,227,917	8,384,525	35,071,654	27,241,477
Other real estate, net	43,784	99,394	395,561	(305,956)
Marketing and other business development	2,385,723	1,465,122	6,536,484	4,863,307
Postage and supplies	1,000,316	1,052,427	3,929,323	3,228,300
Amortization of intangibles	1,136,673	916,581	4,281,459	1,973,953
Merger related expenses	3,264,199	2,489,396	11,746,584	4,797,018
Other noninterest expense	7,711,986	6,906,131	33,505,586	23,149,743
Total noninterest expense	62,764,694	52,191,429	236,285,423	170,876,756
Income before income taxes	54,344,983	40,431,742	191,383,862	143,097,930
Income tax expense	18,248,519	13,577,634	64,159,167	47,588,528
Net income	$36,096,464	$26,854,108	$127,224,695	$95,509,402

Per share information:
Basic net income per common share	$0.79	$0.67	$2.96	$2.58
Diluted net income per common share	$0.78	$0.65	$2.91	$2.52

Weighted average shares outstanding:
Basic	45,445,910	40,000,102	43,037,083	37,015,468
Diluted	46,098,020	41,015,154	43,731,992	37,973,788

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2016	2016	2016	2016	2015	2015

Balance sheet data, at quarter end:
Commercial real estate - mortgage loans	$3,193,496	2,991,940	2,467,219	2,340,720	2,275,483	2,192,151
Consumer real estate - mortgage loans	1,185,917	1,185,966	1,068,620	1,042,369	1,046,517	1,044,276
Construction and land development loans	912,673	930,230	816,681	764,079	747,697	674,926
Commercial and industrial loans	2,891,710	2,873,643	2,492,016	2,434,656	2,228,542	2,178,535
Consumer and other	266,129	259,241	246,866	246,106	244,996	246,101
Total loans	8,449,925	8,241,020	7,091,402	6,827,930	6,543,235	6,335,989
Allowance for loan losses	(58,980)	(60,249)	(61,412)	(62,239)	(65,432)	(63,758)
Securities	1,323,299	1,250,357	1,137,733	1,048,419	966,442	1,003,994
Total assets	11,194,623	10,978,390	9,735,668	9,261,387	8,714,543	8,549,064
Noninterest-bearing deposits	2,399,191	2,369,225	2,013,847	2,026,550	1,889,865	1,876,910
Total deposits	8,759,307	8,670,146	7,292,826	7,080,212	6,971,414	6,600,679
Securities sold under agreements to repurchase	85,707	84,317	73,317	62,801	79,084	68,077
FHLB advances	406,304	382,338	783,240	616,290	300,305	545,330
Subordinated debt and other borrowings	350,768	262,507	229,714	209,751	141,606	142,476
Total stockholders' equity	1,496,696	1,475,644	1,262,154	1,228,780	1,155,611	1,134,226

Balance sheet data, quarterly averages:
Total loans	$8,357,201	8,232,963	6,997,592	6,742,054	6,457,870	5,690,246
Securities	1,265,096	1,232,973	1,064,060	993,675	1,002,291	925,506
Total earning assets	9,884,701	9,794,094	8,362,657	8,018,596	7,759,053	6,844,784
Total assets	11,037,555	10,883,547	9,305,941	8,851,978	8,565,341	7,514,633
Noninterest-bearing deposits	2,445,157	2,304,533	2,003,523	1,960,083	1,948,703	1,689,599
Total deposits	8,791,206	8,454,424	7,093,349	7,037,014	6,786,931	5,898,369
Securities sold under agreements to repurchase	82,415	87,067	65,121	69,129	72,854	71,329
FHLB advances	307,039	583,724	653,750	383,131	376,512	393,825
Subordinated debt and other borrowings	319,790	266,934	225,240	162,575	142,660	147,619
Total stockholders' equity	1,493,684	1,442,440	1,247,762	1,188,153	1,153,681	986,325

Statement of operations data, for the three months ended:
Interest income	$101,493	97,380	83,762	80,974	77,797	67,192
Interest expense	12,080	10,745	8,718	7,072	6,322	5,133
Net interest income	89,413	86,635	75,044	73,902	71,475	62,059
Provision for loan losses	3,046	6,108	5,280	3,894	5,459	2,228
Net interest income after provision for loan losses	86,367	80,527	69,764	70,008	66,016	59,831
Noninterest income	30,743	31,692	32,713	25,856	26,608	21,410
Noninterest expense	62,765	63,526	55,931	54,064	52,191	45,107
Income before taxes	54,345	48,693	46,546	41,800	40,433	36,134
Income tax expense	18,248	16,316	15,759	13,836	13,578	11,985
Net income	$36,097	32,377	30,787	27,964	26,855	24,149

Profitability and other ratios:
Return on avg. assets (1)	1.30%	1.18%	1.33%	1.27%	1.24%	1.27%
Return on avg. equity (1)	9.61%	8.93%	9.92%	9.47%	9.24%	9.71%
Return on avg. tangible common equity (1)	15.49%	14.47%	15.34%	15.04%	14.97%	14.49%
Dividend payout ratio (18)	19.31%	19.93%	20.90%	21.62%	18.97%	19.92%
Net interest margin (1) (2)	3.72%	3.60%	3.72%	3.78%	3.73%	3.66%
Noninterest income to total revenue (3)	25.59%	26.78%	30.36%	25.92%	27.13%	25.65%
Noninterest income to avg. assets (1)	1.11%	1.16%	1.41%	1.17%	1.23%	1.13%
Noninterest exp. to avg. assets (1)	2.26%	2.32%	2.42%	2.46%	2.42%	2.38%
Noninterest expense (excluding ORE expenses, FHLB
prepayment charges, and merger-related charges)
to avg. assets (1)	2.14%	2.11%	2.37%	2.37%	2.30%	2.30%
Efficiency ratio (4)	52.24%	53.69%	51.90%	54.20%	53.21%	54.04%
Avg. loans to average deposits	95.06%	97.38%	98.65%	95.81%	95.15%	96.47%
Securities to total assets	11.82%	11.39%	11.69%	11.32%	11.10%	11.75%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Three months ended			Three months ended
	December 31, 2016			December 31, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$8,357,201	$94,197	4.60%	$6,457,870	$71,601	4.46%
Securities
Taxable	1,046,866	5,128	1.95%	818,780	4,202	2.04%
Tax-exempt (2)	218,230	1,533	3.75%	183,511	1,483	4.29%
Federal funds sold and other	262,404	635	0.96%	298,892	511	0.68%
Total interest-earning assets	9,884,701	$101,493	4.11%	7,759,053	$77,797	4.01%
Nonearning assets
Intangible assets	566,766			441,835
Other nonearning assets	586,088			364,453
Total assets	$11,037,555			$8,565,341

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,661,762	$1,319	0.32%	$1,321,587	$826	0.25%
Savings and money market	3,807,287	4,314	0.45%	2,809,146	2,674	0.38%
Time	877,000	1,670	0.76%	707,495	1,099	0.62%
Total interest-bearing deposits	6,346,049	7,303	0.46%	4,838,228	4,599	0.38%
Securities sold under agreements to repurchase	82,415	46	0.22%	72,854	39	0.21%
Federal Home Loan Bank advances	307,039	1,064	1.38%	376,512	400	0.42%
Subordinated debt and other borrowings	319,790	3,667	4.56%	142,660	1,284	3.57%
Total interest-bearing liabilities	7,055,293	12,080	0.68%	5,430,254	6,322	0.46%
Noninterest-bearing deposits	2,445,157	-	-	1,948,703	-	-
Total deposits and interest-bearing liabilities	9,500,450	$12,080	0.51%	7,378,957	$6,322	0.34%
Other liabilities	43,421			32,703
Stockholders' equity	1,493,684			1,153,681
Total liabilities and stockholders' equity	$11,037,555			$8,565,341
Net interest income		$89,413			$71,475
Net interest spread (3)			3.43%			3.55%
Net interest margin (4)			3.72%			3.73%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the quarter ended December 31, 2016 would have been 3.60% compared to a net interest spread of 3.67% for the quarter ended December 31, 2015.

(4) Net interest margin is the result of annualized net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
ANALYSIS OF INTEREST INCOME AND EXPENSE, RATES AND YIELDS-UNAUDITED

(dollars in thousands)	Year ended			Year ended
	December 31, 2016			December 31, 2015
	Average Balances	Interest	Rates/ Yields	Average Balances	Interest	Rates/ Yields
Interest-earning assets
Loans (1)	$7,586,346	$335,735	4.51%	$5,394,775	$232,847	4.39%
Securities
Taxable	937,710	19,179	2.05%	721,829	15,060	2.09%
Tax-exempt (2)	201,842	6,014	4.00%	167,091	5,783	4.63%
Federal funds sold and other	293,542	2,681	0.91%	223,732	1,479	0.66%
Total interest-earning assets	9,019,440	$363,609	4.06%	6,507,427	$255,169	3.96%
Nonearning assets
Intangible assets	509,899			315,366
Other nonearning assets	495,554			310,628
Total assets	$10,024,893			$7,133,421

Interest-bearing liabilities
Interest-bearing deposits:
Interest checking	$1,464,671	$4,140	0.28%	$1,149,772	$2,487	0.22%
Savings and money market	3,426,842	14,289	0.42%	2,298,746	7,701	0.34%
Time	777,343	5,489	0.71%	541,766	3,021	0.56%
Total interest-bearing deposits	5,668,856	23,918	0.42%	3,990,284	13,209	0.33%
Securities sold under agreements to repurchase	75,981	185	0.24%	68,037	138	0.20%
Federal Home Loan Bank advances	481,711	4,136	0.86%	362,668	1,175	0.32%
Subordinated debt and other borrowings	243,905	10,376	4.25%	136,888	4,015	2.93%
Total interest-bearing liabilities	6,470,453	38,615	0.60%	4,557,877	18,537	0.41%
Noninterest-bearing deposits	2,179,398	-	-	1,606,432	-	-
Total deposits and interest-bearing liabilities	8,649,851	$38,615	0.45%	6,164,309	$18,537	0.30%
Other liabilities	31,349			19,905
Stockholders' equity	1,343,693			949,207
Total liabilities and stockholders' equity	$10,024,893			$7,133,421
Net interest income		$324,994			$236,632
Net interest spread (3)			3.46%			3.55%
Net interest margin (4)			3.70%			3.72%

(1) Average balances of nonperforming loans are included in the above amounts.
(2) Yields computed on tax-exempt instruments on a tax equivalent basis.
(3) Yields realized on interest-bearing assets less the rates paid on interest-bearing liabilities. The net interest spread calculation excludes the impact of demand deposits. Had the impact of demand deposits been included, the net interest spread for the year ended December 31, 2016 would have been 3.61% compared to a net interest spread of 3.66% for the year ended December 31, 2015.

(4) Net interest margin is the result of net interest income calculated on a tax equivalent basis divided by average interest-earning assets for the period.

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands)	December	September	June	March	December	September
	2016	2016	2016	2016	2015	2015

Asset quality information and ratios:
Nonperforming assets:
Nonaccrual loans	$27,577	28,487	33,785	42,524	29,359	30,049
Other real estate (ORE) and other nonperforming assets (NPAs)	6,090	5,656	5,183	5,338	6,990	5,794
Total nonperforming assets	$33,667	34,143	38,968	47,862	36,349	35,843
Past due loans over 90 days and still
accruing interest	$1,134	2,093	1,623	4,556	1,768	3,798
Troubled debt restructurings (5)	$15,009	8,503	9,861	9,950	8,088	8,373
Net loan charge-offs	$4,314	7,271	6,108	7,087	3,785	4,041
Allowance for loan losses to nonaccrual loans	213.9%	211.5%	181.8%	146.4%	222.9%	212.2%
As a percentage of total loans:
Past due accruing loans over 30 days	0.26%	0.24%	0.33%	0.32%	0.31%	0.31%
Potential problem loans (6)	1.36%	1.13%	1.38%	1.65%	1.61%	1.44%
Allowance for loan losses	0.70%	0.73%	0.87%	0.91%	1.00%	1.01%
Nonperforming assets to total loans, ORE and other NPAs	0.40%	0.41%	0.55%	0.70%	0.55%	0.57%
Nonperforming assets to total assets	0.30%	0.31%	0.40%	0.52%	0.42%	0.42%
Classified asset ratio (Pinnacle Bank) (8)	16.4%	15.2%	19.3%	24.2%	18.7%	17.1%
Annualized net loan charge-offs to avg. loans (7)	0.21%	0.35%	0.35%	0.42%	0.23%	0.28%
Wtd. avg. commercial loan internal risk ratings (6)	4.5	4.6	4.5	4.5	4.5	4.5

Interest rates and yields:
Loans	4.60%	4.43%	4.53%	4.49%	4.46%	4.33%
Securities	2.26%	2.29%	2.46%	2.62%	2.45%	2.51%
Total earning assets	4.11%	3.98%	4.06%	4.09%	4.01%	3.93%
Total deposits, including non-interest bearing	0.33%	0.31%	0.29%	0.28%	0.27%	0.24%
Securities sold under agreements to repurchase	0.22%	0.23%	0.24%	0.28%	0.21%	0.22%
FHLB advances	1.38%	0.87%	0.77%	0.56%	0.42%	0.33%
Subordinated debt and other borrowings	4.56%	4.15%	4.19%	3.89%	3.57%	3.16%
Total deposits and interest-bearing liabilities	0.51%	0.46%	0.44%	0.37%	0.34%	0.31%

Pinnacle Financial Partners capital ratios (8):
Stockholders' equity to total assets	13.4%	13.4%	13.0%	13.3%	13.3%	13.3%
Common equity Tier one capital	7.9%	7.6%	7.9%	7.8%	8.6%	8.7%
Tier one risk-based	8.6%	8.4%	8.8%	8.7%	9.6%	9.8%
Total risk-based	11.9%	10.5%	11.0%	11.0%	11.3%	11.4%
Leverage	8.6%	8.3%	8.7%	8.8%	9.4%	10.0%
Tangible common equity to tangible assets	8.8%	8.7%	8.9%	8.9%	8.6%	8.6%
Pinnacle Bank ratios:
Common equity Tier one	9.3%	8.6%	8.4%	8.3%	9.0%	9.1%
Tier one risk-based	9.3%	8.6%	8.4%	8.3%	9.0%	9.1%
Total risk-based	11.2%	10.5%	10.6%	10.6%	10.6%	10.8%
Leverage	9.2%	8.6%	8.3%	8.4%	8.8%	9.4%
Construction and land development loans
as a percent of total capital (21)	80.3%	87.9%	89.7%	86.5%	90.2%	83.5%
Non-owner occupied commercial real estate
as a percent of total capital (21)	256.0%	265.5%	253.9%	242.5%	251.4%	230.5%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

(dollars in thousands, except per share data)	December	September	June	March	December	September
	2016	2016	2016	2016	2015	2015

Per share data:
Earnings – basic	$0.79	0.71	0.75	0.70	0.67	0.64
Earnings – diluted	$0.78	0.71	0.73	0.68	0.65	0.62
Common dividends per share	$0.14	0.14	0.14	0.14	0.12	0.12
Book value per common share at quarter end (9)	$32.28	31.97	29.92	29.26	28.25	27.80

Investor information:
Closing sales price	$69.30	54.08	48.85	49.06	51.36	49.41
High closing sales price during quarter	$71.15	57.26	51.73	51.32	56.80	55.18
Low closing sales price during quarter	$49.70	47.44	45.15	44.56	47.90	45.03

Other information:
Gains on mortgage loans sold:
Mortgage loan sales:
Gross loans sold	$221,126	214,394	198,239	163,949	164,992	145,751
Gross fees (10)	$6,535	6,702	5,530	4,049	2,724	3,294
Gross fees as a percentage of loans originated	2.96%	3.13%	2.79%	2.47%	1.65%	2.26%
Net gain on mortgage loans sold	$2,869	5,097	4,221	3,568	2,181	1,895
Investment gains (losses) on sales of securities, net (17)	$395	-	-	-	(10)	-
Brokerage account assets, at quarter-end (11)	$2,198,334	2,090,316	1,964,769	1,812,221	1,778,566	1,731,828
Trust account managed assets, at quarter-end	$1,002,742	978,356	953,592	1,130,271	862,699	900,895
Core deposits (12)	$7,834,973	7,714,552	6,591,063	6,432,388	6,331,608	5,890,312
Core deposits to total funding (12)	81.6%	82.1%	78.7%	80.7%	84.5%	80.1%
Risk-weighted assets	$10,210,711	10,020,690	8,609,968	8,304,164	7,868,570	7,546,924
Total assets per full-time equivalent employee	$9,491	9,323	9,176	8,616	8,228	7,960
Annualized revenues per full-time equivalent employee	$405.3	399.8	408.5	373.2	367.6	308.5
Annualized expenses per full-time equivalent employee	$211.7	214.6	212.0	202.3	195.6	166.7
Number of employees (full-time equivalent)	1,179.5	1,177.5	1,061.0	1,075.0	1,058.5	1,073.5
Associate retention rate (13)	92.7%	93.9%	95.2%	94.0%	92.9%	96.1%

Selected economic information (in thousands) (14):
Nashville MSA nonfarm employment - November 2016	945.7	945.5	940.7	934.9	926.6	919.5
Knoxville MSA nonfarm employment - November 2016	395.6	395.5	394.0	393.6	391.4	388.5
Chattanooga MSA nonfarm employment - November 2016	251.5	250.7	251.3	249.4	249.1	248.1
Memphis MSA nonfarm employment - November 2016	632.5	634.7	633.8	632.1	629.3	630.6

Nashville MSA unemployment - November 2016	3.8%	4.0%	3.7%	3.3%	4.6%	4.7%
Knoxville MSA unemployment -November 2016	4.6%	4.8%	4.3%	3.8%	5.3%	5.4%
Chattanooga MSA unemployment - November 2016	5.0%	5.2%	4.7%	4.6%	5.5%	5.7%
Memphis MSA unemployment - November 2016	5.2%	5.5%	5.3%	4.7%	6.4%	6.4%

Nashville MSA residential median home price - December 2016	$266.4	256.9	260.0	245.0	242.9	236.9
Nashville MSA inventory of residential homes for sale- December 2016 (16)	6.6	8.0	8.5	7.9	7.1	8.7

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2016	2016	2016	2016	2015	2015

Net interest income	$89,413	86,635	75,044	73,902	71,475	62,059

Noninterest income	30,743	31,692	32,713	25,856	26,608	21,410
Less: Investment (gains) and losses on sales, net	(395)	-	-	-	10	-
Noninterest income excluding investment
(gains) and losses on sales of securities, net	30,348	31,692	32,713	25,856	26,618	21,410
Total revenues excluding the impact of investment
(gains) and losses on sales of securities, net	119,761	118,327	107,757	99,758	98,093	83,469

Noninterest expense	62,765	63,526	55,931	54,064	52,191	45,107
Less: Other real estate expense	44	17	222	112	99	(686)
Merger-related charges	3,264	5,672	980	1,830	2,489	2,249
Noninterest expense excluding the impact of
other real estate expense, and merger-related charges	59,457	57,837	54,729	52,122	49,603	43,544

Adjusted pre-tax pre-provision income (15)	$60,304	60,490	53,028	47,636	48,490	39,925

Efficiency Ratio (4)	52.2%	53.7%	51.9%	54.2%	53.2%	54.0%
Adjustment due to investment gains, ORE expense,
and merger-related charges	-2.6%	-4.8%	-1.1%	-2.0%	-2.6%	-1.8%
Efficiency Ratio (excluding investment gains,
ORE expense and merger-related charges)	49.6%	48.9%	50.8%	52.2%	50.6%	52.2%

Total average assets	$11,037,555	10,883,547	9,305,941	8,851,978	8,565,341	7,514,633

Noninterest expense to avg. assets	2.26%	2.32%	2.42%	2.46%	2.42%	2.38%
Adjustment due to ORE expenses and merger-related charges	-0.12%	-0.21%	-0.05%	-0.09%	-0.12%	-0.08%
Noninterest expense (excluding ORE expense,
and merger-related charges) to avg. assets (1)	2.14%	2.11%	2.37%	2.37%	2.30%	2.30%

Equity Method Investment (19)
Fee income from BHG, net of amortization	$8,136	8,475	9,644	5,148	7,839	5,285
Funding cost to support investment	1,797	1,760	1,732	980	660	590
Pre-tax impact of BHG	6,339	6,715	7,912	4,168	7,179	4,695
Income tax expense at statutory rates	2,487	2,634	3,104	1,635	2,816	1,842
Earnings attributable to BHG	$3,852	4,081	4,808	2,533	4,363	2,853

Basic earnings per share attributable to BHG	0.08	0.09	0.12	0.06	0.11	0.07
Diluted earnings per share attributable to BHG	0.08	0.09	0.11	0.06	0.11	0.07

Net income	$36,097	32,377	30,787	27,965	26,855	24,149
Merger-related charges	3,264	5,672	980	1,830	2,489	2,249
Tax effect on merger-related charges (20)	(1,281)	(2,225)	(385)	(718)	(977)	(882)
Net income less merger-related charges	$38,080	35,824	31,382	29,077	28,367	25,516

Basic earnings per share	$0.79	0.71	0.75	0.70	0.67	0.64
Adjustment to basic earnings per share due to merger-related charges	0.05	0.08	0.01	0.03	0.04	0.03
Basic earnings per share excluding merger-related charges	$0.84	0.79	0.76	0.73	0.71	0.67

Diluted earnings per share	$0.78	0.71	0.73	0.68	0.65	0.62
Adjustment to diluted earnings per share due to merger-related charges	0.05	0.07	0.02	0.03	0.04	0.04
Diluted earnings per share excluding merger-related charges	$0.83	0.78	0.75	0.71	0.69	0.66

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

	December	September	June	March	December	September
(dollars in thousands, except per share data)	2016	2016	2016	2016	2015	2015

Return on average assets	1.30%	1.18%	1.33%	1.27%	1.24%	1.27%
Adjustment due to merger-related charges	0.07%	0.13%	0.03%	0.05%	0.07%	0.08%
Return on average assets (excluding merger-related charges) (1)	1.37%	1.31%	1.36%	1.32%	1.31%	1.35%

Tangible assets:
Total assets	$11,194,623	10,978,390	9,735,668	9,261,387	8,714,543	8,549,064
Less: Goodwill	(551,594)	(550,580)	(427,574)	(431,841)	(432,232)	(429,416)
Core deposit and other intangible assets	(15,104)	(16,241)	(8,821)	(9,667)	(10,540)	(11,641)
Net tangible assets	$10,627,925	10,411,569	9,299,273	8,819,879	8,271,771	8,108,007

Tangible equity:
Total stockholders' equity	$1,496,696	1,475,644	1,262,154	1,228,780	1,155,611	1,134,226
Less: Goodwill	(551,594)	(550,580)	(427,574)	(431,841)	(432,232)	(429,416)
Core deposit and other intangible assets	(15,104)	(16,241)	(8,821)	(9,667)	(10,540)	(11,641)
Net tangible common equity	$929,998	908,823	825,759	787,272	712,839	693,169

Ratio of tangible common equity to tangible assets	8.75%	8.73%	8.88%	8.93%	8.62%	8.55%

Average tangible equity:
Average stockholders' equity	$1,493,684	1,442,440	1,247,762	1,188,153	1,153,681	986,325
Less: Average goodwill	(551,042)	(541,153)	(431,155)	(430,228)	(430,574)	(317,461)
Core deposit and other intangible assets	(15,724)	(11,296)	(9,367)	(10,237)	(11,261)	(7,634)
Net average tangible common equity	$926,918	889,991	807,240	747,688	711,846	661,230

Return on average common equity	9.61%	8.93%	9.92%	9.47%	9.24%	9.71%
Adjustment due to goodwill, core deposit and
other intangible assets	5.88%	5.54%	5.42%	5.57%	5.73%	4.78%
Return on average tangible common equity (1)	15.49%	14.47%	15.34%	15.04%	14.97%	14.49%
Adjustment due to merger-related charges	0.85%	1.54%	0.30%	0.60%	0.84%	0.82%
Return on average tangible common equity
(excluding merger-related charges)	16.34%	16.01%	15.64%	15.64%	15.81%	15.31%

Total average assets	$11,037,555	10,883,547	9,305,941	8,851,978	8,565,341	7,514,633

Net interest margin	3.72%	3.60%	3.72%	3.78%	3.73%	3.66%
Adjustment due to fair value	0.32%	0.21%	0.22%	0.20%	0.18%	0.11%
Core net interest margin	3.40%	3.39%	3.50%	3.58%	3.55%	3.55%

This information is preliminary and based on company data available at the time of the presentation.

PINNACLE FINANCIAL PARTNERS, INC. AND SUBSIDIARIES
SELECTED QUARTERLY FINANCIAL DATA – UNAUDITED

1. Ratios are presented on an annualized basis.
2. Net interest margin is the result of net interest income on a tax equivalent basis divided by average interest earning assets.
3. Total revenue is equal to the sum of net interest income and noninterest income.
4. Efficiency ratios are calculated by dividing noninterest expense by the sum of net interest income and noninterest income.
5. Troubled debt prepayments include loans where the company, as a result of the borrower's financial difficulties, has granted a credit concession to the borrower (i.e., interest only payments for a significant period of time, extending the maturity of the loan, etc.).  All of these loans continue to accrue interest at the contractual rate.

6. Average risk ratings are based on an internal loan review system which assigns a numeric value of 1 to 10 to all loans to commercial entities based on their underlying risk characteristics as of the end of each quarter. A "1" risk rating is assigned to credits that exhibit Excellent risk characteristics, "2" exhibit Very Good risk characteristics, "3" Good, "4" Satisfactory, "5" Acceptable or Average, "6" Watch List, "7" Criticized, "8" Classified or Substandard, "9" Doubtful and "10" Loss (which are charged-off immediately).  Additionally, loans rated "8" or worse that are not nonperforming or restructured loans are considered potential problem loans.  Generally, consumer loans are not subjected to internal risk ratings.

7. Annualized net loan charge-offs to average loans ratios are computed by annualizing quarter-to-date net loan charge-offs and dividing the result by average loans for the quarter-to-date period.
8. Capital ratios are calculated using regulatory reporting regulations enacted for such period and are defined as follows:
Equity to total assets – End of period total stockholders' equity as a percentage of end of period assets.
Tangible common equity to total assets - End of period total stockholders' equity less end of period goodwill, core deposit and other intangibles as a percentage of end of period assets.
Leverage – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of adjusted average assets.
Tier one risk-based – Tier one capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Total risk-based – Total capital (pursuant to risk-based capital guidelines) as a percentage of total risk-weighted assets.
Classified asset - Classified assets as a percentage of Tier 1 capital plus allowance for loan losses.
Tier one common equity to risk weighted assets - Tier 1 capital (pursuant to risk-based capital guidelines) less the amount of any preferred stock or subordinated indebtedness that is considered as a component of Tier 1 capital as a percentage of total risk-weighted assets.
9. Book value per share computed by dividing total stockholders' equity less preferred stock by common shares outstanding.
10. Amounts are included in the statement of operations in "Gains on mortgage loans sold, net", net of commissions paid on such amounts.
11. At fair value, based on information obtained from Pinnacle's third party broker/dealer for non-FDIC insured financial products and services.
12. Core deposits include all transaction deposit accounts, money market and savings accounts and all certificates of deposit issued in a denomination of less than $250,000.
The ratio noted above represents total core deposits divided by total funding, which includes total deposits, FHLB advances, securities sold under agreements to repurchase, subordinated indebtedness and all other interest-bearing liabilities.

13. Associate retention rate is computed by dividing the number of associates employed at quarter-end less the number of associates that have resigned in the last 12 months by the number of associates employed at quarter-end. Associate retention rate does not include associates at acquired institutions displaced by merger.

14. Employment and unemployment data is from BERC- MTSU & Bureau of Labor Statistics.  Labor force data is seasonally adjusted.  The most recent quarter data presented is as of the most recent month that data is available as of the release date.  Historical data is subject to update by the BERC- MTSU & Bureau of Labor Statistics. Historical data is presented based on the most recently reported data available by the BERC- MTSU & Bureau of Labor Statistics.  The Nashville home data is from the Greater Nashville Association of Realtors.

15.  Adjusted pre-tax, pre-provision income excludes the impact of investment gains and losses on sales and impairments of securities, net, as well as other real estate owned expenses, FHLB prepayment charges and merger-related charges.

16. Represents one month's supply of homes currently listed with MLS based on current sales activity in the Nashville MSA.
17. Represents investment gains (losses) on sales and impairments, net occurring as a result of both credit losses and losses incurred as the result of a change in management's intention to sell a bond prior to the recovery of its amortized cost basis.

18. The dividend payout ratio is calculated as the sum of the annualized dividend rate divided by the trailing 12-months fully diluted earnings per share as of the dividend declaration date.
19. Earnings from equity method investment includes the impact of the issuance of subordinated debt as well as the funding costs of the overall franchise. Income tax expense is calculated using statutory tax rates.

20. Tax effect calculated using the blended statutory rate of 39.23% for all periods presented.
21. Calculated using the same guidelines as are used in the Federal Financial Institutions Examination Council's Uniform Bank Performance Report.